                                                                    EXHIBIT 10.6

                                              [LOGO OF CENTERPOINT ENERGY,INC.]

                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN

                        NON-QUALIFIED STOCK OPTION NOTICE

[Name]                              Grant Date:
[Address]                           Shares Granted:
                                    Stock Option Price:
                                    Last Date to Exercise:

We are pleased to inform you that the Compensation Committee of the Board has granted you an option to purchase CenterPoint Energy's common stock. Your grant has been made under the Company's 1994 Long-Term Incentive Compensation Plan (the "Plan"), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan Summary is attached. Please review it carefully.

VESTING:

Subject to the terms of the Plan, shares vest according to the following vesting schedule:

DATE OF VEST      SHARES VEST     LAST DATE TO EXERCISE
------------      -----------     ---------------------

EXERCISE:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place before the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be an employee. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

EMPLOYMENT REQUIREMENTS:

Standard: Upon termination of employment all vesting of shares on this grant will cease and the unvested portion are canceled. However, the vested portion shall remain exercisable for three (3) years from your date of termination or until the expiration of the grant [Date] which ever occurs first.

Death, Disability or Retirement: Upon termination after age 60 but prior to age 65 the vested portion of your Option shall remain exercisable for three (3) years from your date of termination or until the expiration of the grant [Date] which ever occurs first. However, if your termination is due to retirement at or after the age of 65, your option shall automatically become fully vested and will remain exercisable for three (3) years from your date of retirement or until the expiration of the grant [Date] which ever occurs first.

TAXES AND WITHHOLDING:

This option is not intended to be an Incentive Stock Option, as defined under
Section 422(b) of the Internal Revenue Code. Therefore, upon exercise of a Non-Qualified Stock Option, you will need to remit payment for all taxes in accordance with the Long-Term Incentive Compensation Plan under which your Stock Option is granted.